Exhibit 99.1
MEDIA RELEASE

Fisher Communications, Inc. Reports Second Quarter 2011 Financial Results

Net Television Revenue, Excluding Political, Increased 4%; EBITDA Increased 27%

SEATTLE, WA – (MARKETWIRE) – July 28, 2011 – Fisher Communications, Inc. (NASDAQ: FSCI) today reported its financial results for the second quarter ended June 30, 2011. Fisher’s second quarter net television revenue, excluding political revenue, increased 4% over the same period last year. Fisher’s total consolidated revenue for the quarter, which includes Fisher Plaza, was $40.4 million, equal to the second quarter of 2010. Increases in TV core advertising, retransmission revenue and internet revenue offset the expected decrease in political revenue. During the quarter, internet revenue increased 66% to $1.4 million and TV core revenue increased 3%.

The Company reported net income of $3.6 million in the quarter, compared to $328,000 in the second quarter of 2010. The quarter’s net income included a $4.1 million pre-tax gain on the sale of non-essential real estate in Seattle. The 2010 results included a pre-tax gain on the exchange of broadcast equipment of $0.8 million and a $0.3 million gain from net insurance reimbursements relating to the 2009 Fisher Plaza fire insurance claim. Earnings per share were $0.41, compared to $0.04 for the second quarter of 2010.

Direct operating costs and selling, general and administrative expenses for the quarter decreased $1.2 million, or 4%, from the second quarter of 2010.

The decrease in operating costs for the second quarter included $0.8 million of additional costs related to the proxy contest conducted by FrontFour Capital Group in connection with the Company’s 2011 Annual Meeting of Shareholders. This cost was fully offset by a $1.1 million credit resulting from the Company’s revised employee vacation policy that was announced in 2010 and became effective January 1, 2011. In addition, the Company had $0.5 million in compensation cost savings and $0.3 million in Local Marketing Agreement fee savings related to the wind down of the Company’s KING-FM Joint Sales Agreement, which expired in the second quarter. During the first half of 2011, the Company incurred $1.6 million of costs related to the proxy contest.

Excluding the impact of proxy contest costs, ongoing operating costs would have decreased by 6%, or $2.0 million, compared to the second quarter of 2010.

EBITDA increased $1.5 million, or 27%, to $6.9 million in the second quarter of 2011.

Fisher President and Chief Executive Officer Colleen B. Brown commented, “Fisher performed well in the second quarter, with a steady increase in net television revenue and robust EBITDA growth. The Company’s results reflect our broadcast properties’ increasing popularity and growth from our digital platform, combined with our on-going multiplatform success. Through the successful execution of our strategic plan, we have increased station market share, developed innovative digital distribution channels to better serve an increasingly mobile audience, strengthened our brand and deepened our community ties, all of which enables Fisher to capture a larger share of the local advertising spend.”

Financial Highlights for the Second Quarter of 2011

(All comparisons are made to the second quarter of 2010 unless otherwise noted.)

Television:

•	TV net revenue was flat at $30.9 million.

•	Core advertising revenue (local and national excluding political) (net) increased 3% to $24.1 million.

•	Retransmission consent revenue increased 1% to $3.3 million.

•	Telecom and Retail advertising revenue increased 9% and 1%, respectively, while Automotive decreased 2% and Professional Services stayed flat.

•	TV cash flow increased $460,000, or 7%, to $6.9 million; TV cash flow margin was 22%, up from 21% in this period last year.

•	Internet revenue (net) grew 66% to $1.4 million. Internet revenue (including convergence revenue, which is reported in core advertising revenue) was 6% of net TV revenue.

Radio:

•	Radio net revenue decreased 5% to $5.7 million.

•	Radio cash flow increased $654,000 to $1.7 million and cash flow margin was 29.1%, up from 16.7%.

•	Radio results reflected the wind-down of the KING-FM Joint Sales Agreement which was not renewed during the quarter.

Plaza:

•	Fisher Plaza revenue grew $336,000, or 10%.

•	Fisher Plaza EBITDA increased 13% to $2.5 million.

Balance Sheet:

•	Cash and short-term investments were $33.3 million at June 30, 2011, compared to $52.9 million at the end of 2010. The decrease reflected $6.2 million of cash generated from operations during the first half of 2011, offset by the Company’s repurchase and redemption of $25.9 million in principal amount of its senior notes, $4.2 million of proceeds from the sale of non-essential real estate and $3.0 million in capital expenditures.

•	Total debt outstanding decreased from $101.4 million at the end of 2010 to $75.6 million at June 30, 2011. As a result of improved operating results and the Company’s debt reduction strategy, its debt-to-operating cash flow ratio decreased from 2.8x at the end of the first quarter to 1.9x at the end of the second quarter.

•	Additionally, in July 2011, the Company completed the redemption of an additional $6.3 million in principal amount of its senior notes, which further reduces total debt outstanding to $69.3 million.

Key Operating and Strategic Highlights

•	Fisher television stations ranked either #1 or #2 in the key Adult 25-54 demographic in total day share in all six of its markets in the May 2011 ratings period.

•	In its audited television markets, Fisher’s consolidated TV revenue was in line with the consolidated market revenue decline of 290 basis points; excluding political, Fisher’s TV revenue was 280 basis points better than market growth. Fisher’s share of consolidated TV market revenues improved 40 basis points from the first quarter.

•	Fisher Radio in Seattle had two of the Top 10 stations in the market during Morning Drive for Adults age 25-54 in average share and cumulative audience in June 2011. Fisher has the #1 station in the market for Adults age 25-54 total day cumulative audience (KPLZ-FM).

•	Fisher Plaza occupancy was 96%, which is unchanged from year-end.

Second Quarter Conference Call

Fisher will host a conference call today at 1:00 p.m. (PDT). Senior management will discuss the financial results and host a question and answer session. The dial-in number for the audio conference call is 1-866-203-2528; confirmation code 22814503. A live audio webcast of the call will be accessible to the public on Fisher’s Web site, www.fsci.com. A recording of the webcast will subsequently be archived on the Web site and available for replay for one week following the call. An audio replay of the call can be accessed for one week by dialing 1-888-286-8010 and entering confirmation code 89436540.

Definitions and Disclosures Regarding Non-GAAP Financial Information

The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles (GAAP) and believes this should be the primary basis for evaluating its performance.

The preceding discussion of our results includes a discussion of non-GAAP financial measures such as Television cash flow, Radio cash flow, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Plaza EBITDA. These non-GAAP measures should not be viewed as alternatives or substitutes for GAAP reporting.

The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; and by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

Television and radio cash flow are calculated as income (loss) from operations plus amortization of program rights, depreciation and amortization, non-cash charges, Internet and corporate expenses minus gain on asset exchange, net, payments for broadcast rights, amortization of non-cash benefit resulting from a change in national advertising representation firm and non-convergence Internet revenue.

Plaza EBITDA is calculated as Plaza income (loss) from operations plus depreciation, Plaza fire expenses (reimbursements), net, minus Plaza operating expenses allocated to the TV and Radio segments.

EBITDA is calculated as income from operations plus amortization of program rights; depreciation and amortization; stock-based compensation; Plaza fire expenses (reimbursements), net; gain on exchange of assets, net; and non-cash charges minus payments for broadcast rights and amortization of non-cash benefit resulting from a change in national advertising representation firm.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this press release, please see the supplemental tables at the end of this release.

About Fisher Communications, Inc.

Fisher Communications (FSCI) is an innovative local media company with television, radio, internet and mobile operations throughout the western United States. Fisher operates 18 television stations, which include network affiliations with ABC, CBS, FOX, Univision and CW that reach 3.5% of U.S. television households, and three radio stations targeting a full range of audience demographics. Fisher Interactive produces more than 120 local and hyper-local websites and delivers comprehensive multiplatform advertising solutions to local businesses. The Company is headquartered at Fisher Plaza, a 300,000 square foot media, telecommunications and data center facility in Seattle, WA. More information about Fisher Communications, Inc. is available at www.fsci.com.

Forward-Looking Statements

This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “intends,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see the risk factors in our Annual Report on Form 10-K for the year ended December 31, 2010, which we have filed with the Securities and Exchange Commission.

Contacts:
Sard Verbinnen & Co
Paul Kranhold or Ron Low
(415) 618-8750
Robin Weinberg
(212) 687-8080

###

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended			Six months ended
	June 30,		%		June 30,		%
(in thousands, except per-share amounts)	2011	2010	change	2011		2010	change
Revenue	$40,350	$40,396	0%	$77,902		$75,396	3%

Operating expenses
Direct operating costs	17,217	17,453	(1%)	34,891		34,393	1%
Selling, general and administrative expenses	13,417	14,360	(7%)	28,167		27,620	2%
Amortization of program rights	2,905	2,963	(2%)	5,875		5,933	(1%)
Depreciation and amortization	2,672	3,682	(27%)	5,330		7,318	(27%)
Gain on sale of real estate, net	(4,089)	—	n/a	(4,089)		—	n/a
Plaza fire reimbursements, net	(105)	(309)	66%	(183)		(400)	54%
Gain on asset exchange, net	-	(842)	100%	—		(1,782)	100%

Total operating expenses	32,017	37,307	(14%)	66,991		73,082	(4%)

Income from operations	8,333	3,089	170%	7,911		2,314	242%
Loss on extinguishment of senior notes, net	(948)	(72)		(1,058)		(72)
Other income, net	100	106		180		163
Interest expense	(1,878)	(2,590)		(4,125)		(5,262)
Income (loss) from continuing operations before income taxes	5,607	533		2,908		(2,857)
Provision (benefit) for income taxes	2,065	252		1,085		(983)

Income (loss) from continuing operations	3,542	281		1,823		(1,874)

Income from discontinued operations, net of income taxes	74	47		66		23

Net income (loss)	$3,616	$328		$1,889		(1,851)

Income (loss) per share:

From continuing operations	$0.40	$0.03		$0.21		$(0.21)

From discontinued operations	0.01	0.01		0.01		0.00

Net income (loss) per share	$0.41	$0.04		$0.21		$(0.21)

Income (loss) per share assuming dilution:	$0.40	$0.03		$0.21		$(0.21)

From continuing operations	0.01	0.01		0.01		0.00

From discontinued operations	$0.41	$0.04		$0.21		$(0.21)

Net income (loss) per share

Weighted average shares outstanding	8,834	8,798		8,822		8,793
Weighted average shares outstanding assuming dilution	8,895	8,830		8,892		8,793

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	June 30,	December 31,
(in thousands)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$33,298	$52,945
Receivables, net	29,405	30,755
Income taxes receivable	-	1,353
Deferred income taxes	1,649	1,649
Prepaid expenses and other	2,456	2,863
Cash surrender value of annuity contracts	-	2,397
Television broadcast rights	2,060	7,855
Assets held for sale	44	52

Total current assets	68,912	99,869
Cash surrender value of life insurance and annuity contracts	16,877	16,499
Goodwill, net	13,293	13,293
Intangible assets, net	40,425	40,543
Other assets	6,843	7,376
Assets held for sale	611	485
Property, plant and equipment, net	140,418	142,827

Total Assets	$287,379	$320,892

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$4,753	$4,017
Accrued payroll and related benefits	4,187	7,896
Interest payable	1,901	2,552
Television broadcast rights payable	1,882	7,849
Income taxes payable	310	—
Current portion of accrued retirement benefits	1,117	1,117
Other current liabilities	4.783	4,388
Liabilities of business held for sale	41	27

Total current liabilities	18,974	27,846
Long-term debt	75,580	101,440
Accrued retirement benefits	18,975	18,982
Deferred income taxes, net	438	417
Other liabilities	5,723	6,981

Total liabilities	119,690	155,666

Total Stockholders’ Equity	167,689	165,226

Total Liabilities and Stockholders’ Equity	$287,379	$320,892

Fisher Communications, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flow
(Unaudited)

	Six months ended June 30,
(in thousands)	2011	2010
Operating activities
Net income (loss)	$1,889	$(1,851)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	5,330	7,318
Deferred income taxes	21	11
Amortization of deferred financing fees	170	217
Loss in operations of equity investees	84	—
Loss on disposal of property, plant and equipment	52	208
Gain on sale of radio station	(48)	—
Gain on sale of real estate, net	(4,089)	—
Amortization of broadcast rights	5,875	5,933
Payments for broadcast rights	(6,057)	(6,239)
Gain on exchange of assets, net	—	(1,782)
Loss on extinguishment of senior notes, net	1,058	72
Amortization of non-cash contract termination fee	(731)	(731)
Stock-based compensation	733	603
Change in operating assets and liabilities, net
Receivables	1,358	(1,336)
Prepaid expenses and other	408	2,639
Cash surrender value of life insurance and annuity contracts	2,019	(505)
Other assets	136	194
Trade accounts payable, accrued payroll and related
benefits and other current liabilities	(2,595)	3,871
Interest payable	(651)	(524)
Income taxes receivable and payable	1,662	9,028
Accrued retirement benefits	31	32
Other liabilities	(428)	(370)

Net cash provided by operating activities	6,227	16,788
Investing activities
Proceeds from sale of radio station	48	—
Contribution to equity investee	(77)	—
Net cash in consolidation of equity investee	—	75
Purchase of radio stations	(113)	—
Purchase of property, plant and equipment	(3,009)	(6,120)
Proceeds from sale of real estate	4,164	—

Net cash provided by (used in) investing activities	1,013	(6,045)

Financing activities
Repurchase of senior notes	(26,600)	(17,160)
Shares settled on vesting of stock rights	(273)	(104)
Payments on capital lease obligations	(89)	(82)
Proceeds from exercise of stock options	75	—

Net cash used in financing activities	(26,887)	(17,346)

Net decrease in cash and cash equivalents	(19,647)	(6,603)
Cash and cash equivalents, beginning of period	52,945	43,982

Cash and cash equivalents, end of period	$33,298	$37,379

Fisher Communications, Inc. and Subsidiaries
GAAP to Non-GAAP Reconciliations
(Unaudited, in thousands)

The following table provides a reconciliation of income from continuing operations (GAAP) to EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Income from continuing operations	$8,333	$3,089	$7,911	$2,314
Add:

Amortization of broadcast rights	2,905	2,963	5,875	5,933
Depreciation and amortization	2,672	3,682	5,330	7,318
Stock-based compensation	433	371	733	603
Loss on disposal of property, plant and equipment	18	47	52	208
Subtract:

Gain on asset exchange, net	—	842	—	1,782
Gain on sale of real estate	4,089	—	4,089	—
Plaza fire reimbursements, net	105	309	183	400
Payments for broadcast rights	2,864	3,189	6,057	6,239
Amortization of non-cash benefit resulting from change in	366	366	731	731
national advertising representation firm
EBITDA (Non-GAAP)	$6,937	$5,446	$8,841	$7,224

EBITDA as a percentage of Revenue	17.2%	13.5%	11.3%	9.6%

The following table provides a reconciliation of television income from continuing operations (GAAP) to television broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Television segment income from continuing operations	$4,517	$4,243	$6,844	$4,958
Add:

Amortization of broadcast rights	2,905	2,963	5,875	5,933
Depreciation and amortization	1,535	2,350	3,087	4,732
Corporate and internet expenses	2,511	2,045	5,017	4,090
Loss on disposal of property, plant and equipment	18	46	52	82
Subtract:

Gain on exchange of assets, net	—	842	—	1,782
Payments for broadcast rights	2,864	3,189	6,057	6,239
Amortization of non-cash benefit resulting from change in national advertising representation firm
	366	366	731	731
Non-convergence internet revenue	1,372	826	2,550	1,449

Television Broadcast Cash Flow (Non-GAAP)	$6,884	$6,424	$11,537	$9,594

Television Broadcast Cash Flow as a percentage of Television Segment Revenue	22.3%	20.7%	19.2%	16.6%

Television Segment Revenue	$30,934	$31,063	$60,035	$57,648

The following table provides a reconciliation of radio income from continuing operations (GAAP) to radio broadcast cash flow (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Radio segment income from continuing operations	$1,410	$713	$1,268	$642
Add:

Depreciation and amortization	121	165	245	345
Corporate expenses and other	120	119	399	350

Radio Broadcast Cash Flow (Non-GAAP)	$1,651	$997	$1,912	$1,337

Radio Broadcast Cash Flow as a percentage of Radio Segment Revenue	29.1%	16.7%	18.2%	12.3%

Radio Segment Revenue	$5,674	$5,964	$10,532	$10,878

The following table provides a reconciliation of Plaza income from continuing operations (GAAP) to Plaza EBITDA (non-GAAP) in each of the periods presented:

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Plaza segment income from continuing operations	$2,282	$1,901	$4,340	$3,472
Add:

Depreciation	766	873	1,530	1,653
Loss on disposal of property,	—	—	—	125
plant and
equipment
Subtract:

Plaza fire reimbursements, net	105	309	183	400
Operating expense allocated to TV and Radio segments	492	287	1,035	736

Plaza EBITDA (Non-GAAP)	$2,451	$2,178	$4,652	$4,114

Plaza EBITDA as a percentage of Plaza Segment Revenue	64.3%	62.7%	62.0%	58.8%

Plaza Segment Revenue	$3,811	$3,475	$7,508	$6,993

The following table provides television net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2011	2010	Change	2011	2010	Change
Core advertising (local and national)	$24,052	$23,314	3%	$46,803	$44,266	6%
Political	266	1,498	(82%)	354	2,250	(84%)
Internet	1,372	826	66%	2,550	1,449	76%
Retransmission	3,315	3,296	1%	6,617	5,940	11%
Trade, barter and other	1,929	2,129	(9%)	3,711	3,743	(1%)

TV segment net revenue	$30,934	$31,063	0%	$60,035	$57,648	4%

Net television revenue, excluding political	$30,668	$29,565	4%	$59,681	$55,398	8%

The following table provides radio net revenue comparisons in each of the periods presented:

	Three months ended June 30,		%	Six months ended June 30,		%
	2011	2010	Change	2011	2010	Change
Core adverting (local and national)	$5,276	$5,585	(6%)	$9,892	$10,218	(3%)
Political	94	57	65%	127	105	21%
Trade, barter and other	304	322	(6%)	513	555	(8%)

Radio segment net revenue	$5,674	$5,964	(5%)	$10,532	$10,878	(3%)

Net radio revenue, excluding political	$5,580	$5,907	(6%)	$10,405	$10,773	(3%)